Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

18 December 2024

Matter No. 836921/110499159

Anna.Chong@conyers.com

+852 2842 9531

Michael.Yu@conyers.com

+852 2842 9522

Jyong Biotech Ltd.

c/o Health Ever Bio-Tech Co., Ltd.

23F-3, No. 95, Sec. 1, Xintai 5th Rd., Xizhi Dist.

New Taipei City, Taiwan 221416

Dear Sir/Madam,

Re: Jyong Biotech Ltd. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) relating to the sale and purchase of a maximum of 3,800,000 (the “Maximum Number”) ordinary shares of par value US$0.00001 each (the “Ordinary Shares”) of the Company.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed copies of:

1.1.	the amended and restated memorandum and articles of association of the Company certified by the sole director of the Company;

1.2.	written resolutions of the sole director of the Company dated 14 August 2023, minutes of a meeting of the members of the Company held on 14 August 2023, written resolutions of the sole director of the Company dated 6 March 2024 and written resolutions of the sole director of the Company dated 8 May 2024 (collectively, the “Resolutions”);

1.3.	the second amended and restated memorandum and articles of association of the Company conditionally adopted on 14 August 2023 to become effective from completion of the Company’s initial public offering of Ordinary Shares (the “Listing M&As”);

1.4.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company dated 10 December 2024 (the “Certificate Date”); and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions will remain in full force and effect and will not be rescinded or amended;

2.5.	that the Listing M&As will become effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares;

2.6.	that the Listing M&As will not be amended in any manner that would affect the opinions expressed herein;

2.7.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8.	that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.9.	that the authorised share capital of the Company will remain unchanged at the date of issuance of any of the Ordinary Shares and at all relevant time;

2.10.	that the total number of Ordinary Shares to be issued by the Company out of its authorised but unissued share capital after the date of this opinion will be no more than the Maximum Number;

2.11.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company; and

2.12.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with or declared effective by the Commission.

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3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When Ordinary Shares up to the Maximum Number are issued and paid for as contemplated by the Registration Statement, such Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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